HARVEY ELECTRONICS, INC.
                                205 Chubb Avenue
                               Lyndhurst, NJ 07071

                              NOTICE OF 1999 ANNUAL
                          MEETING OF STOCKHOLDERS TO BE
                       HELD AT 10:00 A.M. ON May 20, 1999

To the Stockholders of HARVEY ELECTRONICS, INC.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of HARVEY ELECTRONICS, INC. (the "Company") will be held on Thursday, May 20, 1999 (the "Meeting Date"), at 10:00 A.M. at the Marriott At Glen Pointe, 100 Frank W. Burr Boulevard, Teaneck, NJ 07666 for the following purposes:

     1. To elect six directors;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 30, 1999;

     3. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 13, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's common stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     Enclosed is a copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the fiscal year ended October 31, 1998.

     A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from April 22, 1999 until the Meeting Date for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                      By Order of the Board of Directors


                                        Joseph J. Calabrese, Jr., Secretary

Lyndhurst, New Jersey
April 22, 1999


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE HARVEY ELECTRONICS, INC. THE EXPENSE OF A SECOND MAILING. HARVEY ELECTRONICS, INC. 205 Chubb Avenue Lyndhurst, NJ 07071

                                 PROXY STATEMENT
                         ______________________________

                       1999 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD AT 10:00 A.M. ON May 20, 1999

     The enclosed Proxy Statement is solicited by the Board of Directors of HARVEY ELECTRONICS, INC. (the "Company") in connection with the 1999 Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, May 20, 1999 (the "Meeting Date"), at 10:00 a.m. at the Marriott At Glen Pointe, 100 Frank W. Burr Boulevard, Teaneck, NJ 07666 and any adjournment thereof. The Board of Directors has set April 13, 1999, at the close of business, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had outstanding 3,282,833 shares of Common Stock $.01 par value per share (the "Common Stock"). A stockholder executing and returning a Proxy has the power to revoke it at any time before it is exercised by filing a later Proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person. The Proxy will be voted in accordance with your directions as to:

     (1) The election of the persons listed herein as directors of the Company;

     (2) The ratification of the appointment of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending October 30, 1999;

     (3) The transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     In the absence of direction, the Proxy will be voted in favor of these proposals.

     The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, which represents an amount approximating $5,000, believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 1998 Annual Report on Form 10-KSB to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

     In voting at the Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote on all matters. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters. The attached Notice of Meeting, the Proxy Statement, the enclosed form of Proxy and the Annual Report are being mailed to stockholders on or about April 22, 1999.

                               BENEFICIAL STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1999, by (1) each director of the Company, (ii) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, (iii) the executive officers named in the Summary Compensation Table below, and (iv) all executive officers and directors as a group.


Name and Address                                        Amount and Nature      Acquirable        Percent of
of Beneficial Owner                   Title of Class   of Beneficial Owner     Within 60 Days        Class
-------------------                   --------------   -------------------     --------------     ----------


Harvey Acquisition                      Common               1,747,000 (3)        -                52.7%
  Company LLC ("HAC")
c/o Michael E. Recca
949 Edgewood Avenue
Pelham Manor, NY 10803

Michael E. Recca                        Common               1,750,333 (1)        -                52.8%
Recca & Co., Inc.
949 Edgewood Avenue
Pelham Manor, NY 10803

Stewart L. Cohen                        Common               15,000 (2)           -                *
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071


William F. Kenny, III                   Common               13,489 (2)           -                *
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Fredric J. Gruder                       Common               7,500 (2)            -                *
Gersten, Savage, Kaplowitz &
Fredericks, LLP
101 East 52nd Street
New York, NY 10022

Franklin C. Karp                        Common               23,333(4)            -                *
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Joseph J. Calabrese                     Common               14,035 (5)           -                *
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Michael A. Beck                         Common               10,833 (5)           -                *
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Roland W. Hiemer                        Common               4,167 (6)            -                *
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071
____________________
All Directors and Officers as           Common               1,838,690                             55.5%
a group (8 persons)


*  Less than 1% of outstanding shares of Common Stock.

     (1) Includes Shares owned by HAC, of which Mr. Recca is a member and one of three managers.

     (2) Includes an option to purchase up to 5,000 shares of the Company's Common Stock, which is exercisable at an exercise price of $1.00 per share.

     (3) 2,000,000 shares of the Company's Common Stock were originally issued to HAC during the Company's reorganization process. As a result of the Company's public offering (the "Public Offering") of 1,200,000 shares of Common Stock and 1,830,000 Warrants to purchase Common Stock, completed April 7, 1998, 175,000 shares of Common Stock were sold by HAC. In late November 1997, 85,000 shares of Common Stock were transferred by HAC to certain employees of the Company (see "Certain Transactions", below, for details). Additionally, HAC purchased 10,000 shares of Common Stock from InterEquity Capital Partners, L.P. ("InterEquity"), a pre-reorganization subordinated secured debtholder, after the closing of the
Public Offering.

     (4) Includes an option to purchase up to 8,333 shares of the Company's Common Stock, which is exercisable at an exercise price of $3.00 per share.

     (5) Includes an option to purchase up to 3,333 shares of the Company's Common Stock, which is exercisable at an exercise price of $3.00 per share.

     (6) Includes an option to purchase up to 1,667 shares of the Company's Common Stock, which is exercisable at an exercise price of $3.00 per share.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, as of April 1, 1999, the Company believes that its directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements.


                              ELECTION OF DIRECTORS

     Six directors are to be elected by a plurality of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is duly elected and qualified.

     The persons named below have been nominated for election as directors. The persons named in the accompanying Proxy have advised the Company that it is their intention to vote for the election of the persons named below as directors unless authority is withheld.

                                Michael E. Recca
                                Franklin C. Karp
                            Joseph J. Calabrese, Jr.
                                Stewart L. Cohen
                                Fredric J. Gruder
                              William F. Kenny, III

     The Company believes that each nominee will be able to serve. If any nominee becomes unable or unwilling to serve, Proxies may be voted for the election of such person or persons as the Board of Directors determines.

                  Information Regarding Officers and Directors

     The following table sets forth the names and ages of the Company's current and nominated directors and executive officers and the positions they hold with the Company:


            Name                                          Age(1)               Position

Michael E. Recca ............................              48                 Chairman and Director
Franklin C. Karp ...........................               45                 President and Director
Joseph J. Calabrese, Jr................                    39                 Executive Vice President,
                                                                                Chief Financial Officer,
                                                                                Treasurer, Secretary and
                                                                                Director
Stewart L. Cohen ............................              45                 Director
Fredric J. Gruder.........................                 53                 Director
William F. Kenny, III ....................                 68                 Director
Michael A. Beck .............................              40                 Vice President of
                                                                                Operations
Roland W. Hiemer ........................                  38                 Director of Inventory
                                                                                Control

(1) As of April 1, 1999.

     Michael E. Recca became the Chairman of the Board of Directors of the Company in November 1996. Mr. Recca has been the president of Recca & Company, Inc., a financial consulting firm based in New York City since 1992. Mr. Recca is also a member and one of the three managers of Harvey Acquisition Company, LLC, which is a principal shareholder of the Company. Mr. Recca was an employee of Taglich Brothers, D'Amadeo, Wagner & Co., Inc., an NASD registered broker-dealer, through December 31, 1998.

     Franklin C. Karp has been with the Company since 1990. Before being appointed as the Company's President in April 1996, Mr. Karp served as Merchandise Manager and later as Vice President In Charge of Merchandising. Mr. Karp has been employed in various sales, purchasing and management positions in the retail consumer electronics business in the New York Metropolitan area for 26 years.

     Joseph J. Calabrese, Jr., a certified public accountant, joined the Company as Controller in 1989. Since 1991, Mr. Calabrese has served as Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Calabrese was elected Executive Vice President and a Director of the Company in 1996. Mr. Calabrese began his career with Ernst & Young LLP in 1981 where for the eight year period prior to his joining the Company he performed audit services with respect to the Company.

     Stewart L. Cohen has been a director of the Company since 1997. Mr. Cohen is the Chief Executive Officer of Paragon Capital LLC, an asset-based lender providing a revolving line of credit facility to the Company and other retailers. Mr. Cohen is also a principal of The Ozer Group LLC, an asset and business restructuring firm which provides asset disposition, business evaluation, advisory services, and asset appraisals for financial institutions lending primarily to retail businesses. He is also the president of U.S. Dixon's Holdings, Inc. and its non-operating subsidiaries, for which Mr. Cohen was retained to wind down the affairs of, and pursue economic settlements for, the company with other parties. Mr. Cohen is also a "Responsible Officer" of Folger Adams, a company in Chapter 11, where Mr. Cohen's responsibilities include the administration of all funds and disbursements subject to the Folger Adams Plan of Confirmation. Mr. Cohen is also a member of the board of advisors of Verc Enterprises, Inc., and is a Contributing Editor to the American Bankruptcy Institute Journal.

     Fredric J. Gruder, a director since July 1998, has, since September 1996, been a partner in the New York law firm of Gersten, Savage, Kaplowitz & Fredericks, LLP ("Gersten"), which represented Thornwater Company, L.P. ("Thornwater"), Representative of the Company's underwriters, in the Offering. Gersten may represent Thornwater in future legal matters. From March 1996 through September 1996, Mr. Gruder was of counsel to Gersten, having been a sole practitioner from May 1995 through March 1996. From March 1992 until March 1996, Mr. Gruder served as vice president and general counsel to Sbarro, Inc., a publicly traded corporation which owns, operates, and franchises Italian restaurants. Prior to this time, Mr. Gruder practiced law in New York for over twenty years, specializing in corporate securities and retail real estate.

     William F. Kenny, III been a director of the Company since 1975. For the past five years Mr. Kenny has been a director of the Company since 1975. For the past five years Mr. Kenny has been a consultant to Meenan Oil Co., Inc. of which he had previously been the chief executive officer. Mr. Kenny has also served as a director of the Empire State Petroleum Association, Petroleum Research Foundation and is the president of the East Coast Energy Council. Mr. Kenny was also the president of the Independent Fuel Terminal Operators Association and the Metropolitan Energy Council.

     Board Recommendation and Vote Required. The Board recommends that the stockholders vote "FOR" the election of each of the above named nominees. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is required for the election of each director.

     Michael A. Beck has been Vice President of Operations of the Company since April 1997. From June 1996 until such date he was the Company's Director of Operations and from October 1995 until April 1996 he served as director of operations for Sound City, a consumer electronics retailer. Mr. Beck was a store manager for the Company from August 1989 until October 1995. Mr. Beck holds a BA in Psychology from Merrimack College.

     Roland W. Hiemer is an executive officer of the Company and Director of Inventory Control. Mr. Hiemer has been with the Company for eight years. He started with the Company as a salesman and advanced to Senior Sales Manager for the Paramus store in 1991. He was further promoted to Inventory Control Manager in 1991. In 1997, he was promoted to Director of Inventory Control. Mr. Hiemer holds a BA in Business Administration from Hofstra University.

Committees of the Board of Directors

     The Board of Directors, which met five times either in person or telephonically during fiscal 1998, has an Audit Committee and a Compensation and Stock Option Committee.

     Audit Committee. The function of the Audit Committee includes making recommendations to the Board of Directors with respect to the engagement of the Company's independent auditors and the review of the scope and effect of the audit engagement. William F. Kenny, III, Fredric J. Gruder and Stewart L. Cohen are the current members of the Audit Committee. The Audit Committee met once, relating to the fiscal year 1998 audit.

     Compensation and Stock Option Committee. The function of the Compensation and Stock Option Committee is to make recommendations to the Board with respect to the compensation of management employees and to administer plans and programs relating to stock options, pension and other retirement plans, employee benefits, incentives, and compensation. Stewart L. Cohen, Fredric J. Gruder and William F. Kenny, III are the current members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee met in November 1997 and October 1998.

Directors' Compensation

     Directors of the Company receive no compensation for service as members of the Board, other than reimbursement of expenses incurred in attending meetings. Effective April 1,1998, Michael E. Recca, Chairman of the Board, receives an annual director's fee of $95,000.

     Limitation of Liability of Directors; Indemnification of Directors and Officers; Directors and Officers Insurance

     The Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated
Section 719 of the New York Business Corporation Law. Any repeal or modification of what is set forth hereinabove will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     The Company's By-Laws provide that the Company shall to the fullest extent permitted by applicable law, as amended from time to time, indemnify any person who is or was made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including any action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is serving or served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees, cost and charges) incurred as a result of such action or proceeding, or appeal therein, except to such person who is a director or officer of the Company and a judgment or other final adjudication adverse to such director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonest and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722 of the New York Business Corporation Law empowers a New York corporation to indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its factor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     In addition, Section 722 of the New York Business Corporation Law states that a New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type of kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     The Company maintains directors and officers liability insurance. The current annual premium for such insurance is approximately $60,000, all of which is paid by the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and stock compensation paid by the Company, as well as any other compensation paid to or earned by the Chairman of the Company, the President of the Company and those executive officers compensated at or greater than $100,000 for services rendered to the Company in all capacities during the three most recent fiscal years.

Summary Compensation Table


 Name of Individual
 and Principal                      Annual Compensation             Long Term                     Stock
   Position                        Year    Salary     Bonus      Compensation (4)            Compensation (3)
-------------------               -----   -------     -----      ----------------            ----------------

Michael E. Recca                  1998  $ 55,000 (1)  -----         -------
  Chairman (1)                    1997  $      0      -----         -------
                                  1996  $      0      -----         -------

Franklin C. Karp                  1998  $125,000    $15,000         -------                     $10,313
  President                       1997  $126,000      -----         -------
                                  1996  $ 88,000 (2)  -----         -------

Joseph J.
  Calabrese, Jr.
  Executive Vice                  1998  $116,000     $10,000        -------                      $6,875
  President, Chief                1997  $117,000      -----         -------
  Financial Officer,              1996  $82,000 (2)   -----         -------
  Treasurer &
  Secretary


----------------------------

     (1) Effective April 1, 1998, Mr. Recca has been receiving an annual directors's fee of $95,000 at the rate of $7,917 per month, in his capacity as the Chairman of the Board of Directors of the Company.

     (2) Represents the nine month transition period ended October 26, 1996, when the Company's fiscal year end was changed to the Saturday closest to October 31 from the Saturday closest to January 31.

     (3) Represents stock compensation at fair market value from common stock received from HAC, on October 12, 1998.

     (4) See "Stock Option Plan" for related information relating to 1998 stock option grants.

Severance Agreements

     The Company has entered into  substantially  similar  severance  agreements
('Severance Agreement') with each of Franklin C. Karp, Joseph J. Calabrese, Michael A. Beck, and Roland W. Hiemer.

     Each Severance Agreement provides that in the event the Company is sold or merged with another company, involved in a corporate reorganization, or if a change of the current management takes place, and the party, for the foregoing reasons, is terminated or asked to accept a position other than that of senior officer requiring similar responsibilities to those that the party currently performs, or if the current corporate office is moved to a new location which is more than thirty miles from either Mineola, New York, or Lyndhurst, New Jersey, depending on who the party is, as a result of a reorganization or change in ownership or control, and the party declines the new position or relocation, the Company or its successor in control will be obligated, and continue, to pay the party at the same salary and car allowance, if any, the party had most recently been earning, for a period of one year following termination of Mr. Karp, Mr. Calabrese and Mr. Beck, and six months for Mr. Hiemer. In addition, the party will be fully covered under the Company's benefit plans, including, without limitation, the Company's medical, dental, life and disability insurance programs, during the one-year period for Mr. Karp, Mr. Calabrese and Mr. Beck and during the six month period for Mr. Hiemer (including family coverage for medical and dental insurance).

     If, following termination of a party as described in the preceding paragraph, such party obtains employment at a lesser compensation than the party's compensation by the Company, the Company will pay the party the difference between the two salaries for the remainder of the one-year or six month period, whichever is applicable, plus continued coverage of the Company's benefit plans for the same period.

     Each Severance Agreement also provides that in the event the party is terminated for any other reasons, except conduct that is materially injurious to the Company or conviction of any crime involving moral turpitude, the Company will be obligated and continue to pay the party at the same salary the party has most recently been earning, for a period of six months following termination for Mr. Karp, Mr. Calabrese and Mr. Beck and three months for Mr. Hiemer, plus full coverage of the Company's benefits for the same period.

Employment Agreement

     On April 3, 1998, the Company entered into a two year employment agreement with Franklin C. Karp, the Company's President. The employment agreement provides that Mr. Karp continue as the Company's President with the same compensation and benefits which Mr. Karp currently receives, subject to annual adjustment to be determined and made by the Board of Directors of the Company.

                                STOCK OPTION PLAN

     In April 1997, the Company adopted The Harvey Electronics, Inc. Stock Option Plan (the "Stock Option Plan"), which currently covers 1,000,000 shares of Common Stock. Options may be designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or
(ii) non-qualified stock options. ISOs may be granted under the Stock Option Plan to employees and officers of the Company. The Stock Option Plan was approved by the Company's shareholders in fiscal 1998.

     The Stock Option Plan is intended to encourage stock ownership by employees of the Company, so that they may acquire or increase their proprietary interest in the Company and to encourage such employees and directors to remain in the employ of the Company and to put forth maximum efforts for the success of the business. Options granted under the Stock Option Plan may be accompanied by either stock appreciation rights ("SARs") or limited stock appreciation rights (the "Limited SARs"), or both.

     The Plan is administered by the Company's Compensation and Stock Option Committee as the Board may establish or designate (the "Administrators"). The Committee shall be comprised of not less than two members, all of whom shall be outside, disinterested directors. The members of the Compensation and Stock Option Committee are Stewart L. Cohen, Fredric J. Gruder and William F. Kenny III, each an outside director.

     The Administrators, within the limitation of the Stock Option Plan, shall have the authority to determine the types of options to be granted, whether an Option shall be accompanied by SARs or Limited SARs, the purchase price of the shares of Common Stock covered by each Option (the "Option Price"), the persons to whom, and the time or times at which, Options shall be granted, the number of shares to be covered by each Option and the terms and provisions of the option agreements.

     The maximum aggregate number of shares of Common Stock as to which Options, Rights and Limited Rights may be granted under the Stock Option Plan to any one optionee during any fiscal year of the Company is 50,000.

     With respect to the ISOs, in the event that the aggregate fair market value, determined as of the date the ISO is granted, of the shares of Common Stock with respect to which Options granted and all other option plans of the Company, if any, become exercisable for the first time by any optionee during any calendar year exceeds $100,000, Options granted in excess of such limit shall constitute non-qualified stock options for all purposes. Where the optionee of an ISO is a ten (10%) percent stockholder, the Option Price will not be less than 110% of the fair market value of the Company's Common Stock, determined on the date of grant, and the exercise period will not exceed five
(5) years from the date of grant of such ISO. Otherwise, the Option Price will not be less than one hundred (100%) percent of the fair market value of the shares of the Common Stock on the date of grant, and the exercise period will not exceed ten (10) years from the date of grant. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the optionee, only by the optionee or by his guardian or legal representative.

     On December 5, 1997, the Company's Compensation and Stock Option Committee of the Board of Directors approved a grant, as of the Effective Date of the Public Offering ("Effective Date"), of 70,000 ISOs to certain employees to purchase the Company's common stock originally exercisable at various exercise prices between $5.00 - $6.00, over a three-year vesting period from the Effective Date. On October 28, 1998, the Company's Compensation and Stock Option Committee reissued the 70,000 ISOs with an exercise price of $3.00 for officers and middle management, and $2.00 for other employees. Such options remain exercisable over a three-year vesting period (33-1/3% per year). Simultaneously, the Compensation Committee granted 75,000 incentive stock options to certain employees and directors, with an exercise price of $1.00.

     These options are also exercisable over a three-year vesting period (33-1/3% per year), except for Messrs. Cohen, Kenny and Gruder, whose options vest as follows: (i) 50% immediately; (ii) 25% on October 28, 1999; and (iii) 25% on October 28, 2000.

1998 Option Grants

     The following table sets forth information relating to the 145,000 options granted in the fiscal year ended October 31, 1998, of which 115,000 options were granted to the named executive officers and directors:

Individual Grants


                                               % of Total
                               Number of        Options
                               Securities      Granted To
                               Underlying     Employees In
                               Options           Fiscal       Exercise or Base                Expiration
Name                           Granted            Year        Price ($/sh)                       Date
----                           ---------         ------       ----------------                ----------

Michael E. Recca                 10,000           6.9%             (2)                         10/27/2008

William F. Kenny III             10,000           6.9%             (3)                         10/27/2008

Stewart L. Cohen                 10,000           6.9%             (3)                         10/27/2008

Fredric J. Gruder                10,000           6.9%             (3)                         10/27/2008

Franklin C. Karp                 25,000         17.2%              (1)                         12/4/2007
                                 12,500           8.6%             (2)                         10/27/2008

Joseph J. Calabrese              10,000           6.9%             (1)                         12/4/2007
                                  5,000           3.4%             (2)                         10/27/2008

Michael A. Beck                  10,000           6.9%             (1)                         12/4/2007
                                  5,000           3.4%             (2)                         10/27/2008

Roland W. Hiemer                  5,000           3.4%             (1)                         12/4/2007
                                  2,500           1.7%             (2)                         10/27/2008
                          --------------------- ------------------ --------------------------- -----------------------
Total                          115,000          79.3%
                          ===================== ==================

     (1) Provided the Optionee is employed by the Company on the date of exercise, these options (granted December 5, 1997) are exercisable at $3.00, over a three-year vesting period (33-1/3% per year).

     2) Provided the Optionee is employed by the Company, these options (granted October 28, 1998) are exercisable at $1.00, over a three-year vesting period (33-1/3% per year).

     (3)  These  options  granted  to  the  Company's   outside   directors  are
exercisable at $1.00 and vest as follows: (i) 50% immediately; (ii) 25% on October 28, 1999; and (iii) 25% on October 28, 2000.

Option Exercises and Holdings

     The following table sets forth information concerning the exercise of stock options by the named executives and directors during the Company's fiscal year ended October 31, 1998, the number of options owned by the named executives and directors and the value of any in-the-money unexercised stock options as of April 1, 1998.

     Aggregated Option Exercises in Last Fiscal Year and Option Values

                                                                                                      Value of
                                                                         Number of                   Unexercised
                                                                         Unexercised                 In-the-Money
                                                                         Options at                  Options at
                                                                         April 1, 1999               April 1, 1999

                           Shares Acquired                              Exercisable/ (E)            Exercisable/(E)
Name                        on Exercise          Value Realized $       Unexercisable (U)           Unexercisable (U)
----                       ---------------       ----------------       -----------------           -----------------


Michael E. Recca                    0                    0                   10,000 (U)                 $15,312 (U)

William  F.                         0                    0                    5,000 (E)                  $7,656 (E)
Kenny, III                                                                    5,000 (U)                  $7,656 (U)

Stewart L. Cohen                    0                    0                    5,000 (E)                  $7,656 (E)
                                                                              5,000 (U)                  $7,656 (U)

Fredric J. Gruder                   0                    0                    5,000 (E)                  $7,656 (E)
                                                                              5,000 (U)                  $7,656 (U)

Franklin C. Karp                    0                    0                    8,333 (E)                      $0 (E)
                                                                             29,167 (U)                 $19,140 (U)

Joseph J. Calabrese                 0                    0                    3,333 (E)                       $0(E)
                                                                             11,667 (U)                  $7,656 (U)

Michael A. Beck                     0                    0                    3,333 (E)                      $0 (E)
                                                                             11,667 (U)                  $7,656 (U)

Roland W. Hiemer                    0                    0                    1,667 (E)                      $0 (E)
                                                                              5,833 (U)                  $3,828 (U)
                           -------------------- --------------------- ---------------------------- ---------------------------
Total                               0                    0                      115,000                      $99,528
                           ==================== ===================== ============================ ===========================

              HARVEY ELECTRONICS, INC. SAVINGS AND INVESTMENT PLAN

     The Harvey Electronics, Inc. Savings and Investment Plan, as amended, includes a defined contribution, profit sharing and 401(K) provision.

     An employee is eligible to participate in the plan after he or she has attained age twenty-one (21) and has completed one (1) year of service with the Company. The Board of Directors of the Company may elect to provide for those participants who are employed full time by the Company, as of the last day of the plan year, a contribution of up to three percent (3%) of each employee's compensation. The election by the Board of Directors is based solely on the performance of the Company. For the three fiscal years ended October 31, 1998, no defined contribution percentage was contributed by the Company. In addition, employees participating in the salary deferral aspect of the plan, may elect to defer up to fifteen (15%) of their salary. Effective January 1, 1995 the
Company's Board of Directors temporarily elected to eliminate the employer 401(k) match (which was 25% of the first 6% of the amount contributed by participants prior to such date) on employee contributions. Employee contributions, any Company contribution and the earnings thereon, will be paid-out upon the employee's termination of employment, retirement, death, disability or, if elected, while still employed by the Company upon attaining age 59 1/2. Employees will be one hundred percent (100%) vested at all times in the full value of their salary deferral account. After seven (7) years of service with the Company, employees will be fully vested in the Company's matching and defined contribution account.

                              CERTAIN TRANSACTIONS

     In 1995 and 1996, during the Company's bankruptcy proceeding, the Company borrowed, in the aggregate, approximately $2,822,500 (the "Loan") from HAC. As of the effective date of the Company's Reorganization Plan, and pursuant to certain provisions contained therein, HAC's claims in connection with the Loan was satisfied by issuing HAC 2,000,000 shares of the Company's Common Stock. Subsequently, Michael E. Recca was elected as a member and Chairman of the Company's Board of Directors. Interest paid to HAC in fiscal 1998 was approximately $66,000. In connection with the Loan, the Company paid a $5,000 per month loan servicing fee, which was to be paid to Recca & Co. Inc., of which Michael E. Recca is the sole shareholder, through October 1996. Subsequently, through April 1997, a $5,000 per month management fee to Recca & Co., Inc. was accrued. In fiscal 1998, the Company recorded $40,000 in management consulting fees, of which $23,000 was payable at October 31, 1998.

     Effective April 1, 1998, Mr. Recca receives an annual director's fee in the amount of $95,000 at the rate of $7,917 per month, in his capacity as the Chairman of the Board of Directors of the Company.

     On November 5, 1997, the Company entered into a three-year revolving line of credit facility with Paragon Capital, LLC ("Paragon"), replacing Congress. Pursuant to the credit facility, Paragon obtained a senior security interest in substantially all of the Company's assets. Paragon also received a warrant to purchase 125,000 shares of Common Stock at an exercise price of $5.50 per share, subject to adjustment, which is exercisable and expires on April 3, 2001. Stewart L. Cohen, a director of the Company is the Chief Executive Officer and a director of Paragon.

     In February and March, 1997, a member of HAC and a holder of preferred stock, loaned the Company the principal amount of $350,000, with an interest rate of 12% per annum. This loan was prepaid without penalty on April 9, 1998, including interest of approximately $48,000.

     In November 1997, HAC transferred 85,000 shares of common stock to certain employees and directors of the Company and an individual who is a preferred shareholder and a member of HAC. Such transfer has been accounted for as if such shares were issued by the Company as compensation to such persons. The Company recorded deferred stock compensation expense equal to the fair market value of the shares ($297,500) which was to be amortized over a two-year forfeiture period. However, in October 1998, HAC removed the two-year forfeiture provision and the Company accelerated the amortization of the deferred compensation expense. As a result, $297,500 of stock compensation expense was charged to operations during fiscal 1998.

     In April 1998, HAC paid the Company $70,000 of the estimated $475,000 expenses of the public offering in addition to the underwriting discounts and commissions and non-accountable expense allowance related to the Shares sold by it in the public offering. In the future, the Company will present all proposed transactions between the Company and its officers, directors or 5% shareholders, and their affiliates to the Board of Directors for its consideration and approval. Any such transaction, including forgiveness of loans, will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

     At closing of the public offering, the Company paid Thornwater $123,660 representing of a three-year financial advisory and consulting agreement which was to be amortized over the life of the agreement. As of October 31, 1998, the financial advisory and consulting agreement was mutually terminated. Additionally, Thornwater agreed to modify the lock-up arrangement with respect to shares owned by the Company's majority shareholder, HAC, and members of the Company's management. The termination of the lock-up has been accelerated to January 1, 1999. As a result, the Company accelerated the amortization of the prepaid three-year financial advisory and consulting fee paid to Thornwater and recorded a charge to operations of $123,660 for fiscal 1998.

     On October 31, 1998, the Company received a promissory note from a previous member of Thornwater in lieu of an outstanding trade receivable for $72,321. Payments, including interest at 9% per annum are due to the Company as follows; twelve monthly payments of $940 and a balloon payment of $68,430 due October 31, 1999. As of November 1, 1998, this previous member of Thornwater entered into a consulting agreement with the Company to receive $6,250 per month for a minimum period of six months. After the six month period, the Company may terminate the consulting agreement upon ninety days notice for non-performance. This previous member of Thornwater will also be entitled to a transaction fee upon the consummation of any business combination (as defined) originated by this previous Thornwater member.

                         SHARES ELIGIBLE FOR FUTURE SALE

     All of the 2,257,833 shares of Common Stock outstanding as of the Effective 6Date, were issued in connection with the Company's Reorganization Plan, in exchange for either a claim against, or an interest in, or a claim for an administrative expense in the Company's bankruptcy proceeding. These shares are deemed exempted securities under Section 1145 of the United States Bankruptcy Code and, therefore, are freely tradable. A sale of shares in significant amounts may have substantial adverse effects on the price of the Common Stock.

     HAC had initially entered into a written agreement with Thornwater that it would not publicly sell an aggregate of 1,750,000 shares of the Company's Common Stock without the prior consent of Thornwater for a period of 12 months from the Effective Date as to 25% of such shares; for a period of 18 months from such date, as to an additional 25% of such shares; and for a period of 24 months from such date, as to the remaining 50% of such shares. Certain directors, officers and employees of the Company, and a member of HAC had also originally agreed with Thornwater not to publicly sell an aggregate of 85,000 Shares for two years following the Effective Date.

     As of October 31, 1998, the financial advisory and consulting agreement between the Company and Thornwater was mutually terminated. Additionally, Thornwater agreed to modify the lock-up arrangement with respect to shares owned by the Company's majority shareholder, HAC, and members of management. The termination of the lock-up was accelerated to January 1, 1999.

     As of the Effective Date, all holders of the Preferred Stock entered into lock-up agreements with Thornwater, which agreements provide that Common Stock issued upon conversion of Preferred Stock, Warrants owned by such holders and Common Stock exercisable upon the exercise of such warrants will not be sold publicly for two years following the Effective Date or one year from the conversion (whichever is longer). The lock-up will be suspended, however, if the closing bid price of the Common Stock on the NASDAQ SmallCap or the last sales price of the Common Stock if listed on the NASDAQ National Market or a national exchange, exceeds $7.50 for 45 consecutive trading days.

     InterEquity which holds 41,565 shares of the Common Stock, has agreed with the Representative not to publicly sell such shares for a period of one year from the Effective Date.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

     The Company's securities are traded on the NASDAQ SmallCap Market under the symbols "HRVE" for the Common Stock and "HRVEW" for Warrants to purchase Common Stock.

     The outstanding shares of Common Stock are currently held by approximately 1,600 shareholders of record, and the Preferred Stock by five holders of record.

     The following table indicates the quarterly high and low prices for fiscal year 1998 and the first quarter of fiscal year 1999.

Quarter Ended                       High                  Low
--------------                      ----                  ---

January 31, 1998                     N/A                   N/A
May 2, 1998                         $6.00                 $2.00
August 1, 1998                      $4.50                 $1.625
October 31, 1998                    $2.625                $ .625
January 30, 1999                    $2.0625               $ .75

     The Company has paid no dividends on its Common Stock for the last two years and does not expect to pay dividends in the future.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock and Warrant Agent for the Warrants is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, none of whose members is an officer of the Company, has reappointed the firm of Ernst & Young LLP as independent auditors to make an examination of the financial statements of the Company for the fiscal year ending October 30, 1999, subject to approval by the shareholders. The firm of Ernst & Young LLP has examined the financial statements of the Company since the fiscal year ended February 2, 1974.

     The Board of Directors believes that the retention of the services of Ernst & Young LLP will be in the best interests of the Company and recommends that the shareholders approve their appointment as independent auditors. Ernst & Young LLP does not have any financial interest in the Company and during the last three years has not had any connection with the Company in any capacity other than that of independent auditors and providing certain advisory services. The affirmative vote by the holders of a majority of the Company's voting shares represented at the Meeting is required for the approval of the auditors. Under applicable New York law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

     A representative of Ernst & Young LLP is expected to be present at the Meeting, and will be available to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

                          ANNUAL REPORT ON FORM 10-KSB

     An annual report on Form 10-KSB as filed with the SEC for the year ending October 31, 1998, containing financial and other information about the Company, is being mailed to all stockholders of record as of the Record Date, at the Company's cost.

                                  OTHER MATTERS

     Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, including, but not limited to any proposals made by shareholders, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment. Under the Company's By-laws, advance notice is required for nomination of directors and for certain business to be brought before an annual meeting of shareholders of the Company. Such advance notice must generally be received by the Company not less than 50 days nor more than 75 days prior to the date of such meeting. A copy of the Company's By-laws specifying the advance notice requirements will be furnished to any stockholder upon written request to the Secretary of the Company.

                             SOLICITATION OF PROXIES

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting, and the enclosed proxy card will be borne by the Company.

     In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no compensation therefore in addition to their regular salaries) to solicit proxies personally and by telephone and telecopy. The Company has requested banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

                             SHAREHOLDERS PROPOSALS

     Any shareholder of the Company who wishes to present a proposal to be considered at the next annual meeting of shareholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting must deliver such proposal in writing to the Company at 205 Chubb Avenue, Lyndhurst, New Jersey 07071, on or before December 31, 1999. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                       By Order of the Board of Directors



                                      Joseph J. Calabrese, Jr., Secretary



Lyndhurst, New Jersey
Dated: April 22, 1999

                               COMMON STOCK PROXY
                      ____________________________________

                            HARVEY ELECTRONICS, INC.
                                205 Chubb Avenue
                               Lyndhurst, NJ 07071

     This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned, revoking all previous proxies, hereby appoints Franklin C. Karp and Joseph J. Calabrese, Jr., and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Harvey Electronics, Inc. (the "Company"), held of record by the undersigned on April 13, 1999 which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 20, 1999, at 10:00 a.m. at the Marriott at Glen Pointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company's 1998 Annual Report.

1.   ELECTION OF DIRECTORS

     FOR all nominees listed                Withhold Authority to vote
     below (except as marked                for all nominees listed
     to the contrary below) ______          below ______

     (Instruction: To withhold authority to vote for an individual nominee strike a line through such nominee's name in the list below.)

                                MICHAEL E. RECCA
                                FRANKLIN C. KARP
                            JOSEPH J. CALABRESE, JR.
                                STEWART L. COHEN
                               FREDRIC J. GRUDER
                             WILLIAM F. KENNY, III


     2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 30,1999

                    FOR ______ AGAINST ______ ABSTAIN ______

     3. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF

                    FOR ______ AGAINST ______ ABSTAIN ______

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR Proposals 1 and 2.



_________________________________
(Date)


_________________________________
(Signature)


_________________________________
(Signature, if held jointly)


     Please sign exactly as name appears below. If Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please list full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


     Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.